4810 - 120th Street West, Apple Valley, MN 55124-8628 Telephone:
(952) 686-5495 or Fax: (952) 686-5427



                        November 25, 2003

ROBERT C. HARVEY
CHAIRMAN OF THE BOARD
     AND
CHIEF EXECUTIVE OFFICER



Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Monday, January 5, 2004, at 11:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota.

The following notice of meeting identifies each business item for your action. These items and the vote the Board of Directors recommends are:

          Item                               Recommended Vote

1.   Election of five Directors                        FOR
2.   Ratification of Stirtz Bernards Boyden
     Surdel and Larter, P.A.                           FOR

We have also included a proxy statement that contains more information about these items and the meeting.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by voting and signing the accompanying proxy card and promptly returning it in the enclosed envelope.

/s/ Robert C. Harvey
Robert C. Harvey
Chairman of the Board and Chief Executive Officer





                     OAKRIDGE HOLDINGS, INC
            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD JANUARY 5, 2004


TO THE SHAREHOLDERS OF COMMON STOCK
OF OAKRIDGE HOLDINGS, INC.

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Oakridge Holdings, Inc. (the "Company"), will be held on Monday, January 5, 2004, at 11:00 a.m., local time, at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota. The purposes of the meeting are:

     1. To elect five persons to serve as directors of the Company until the next Annual Meeting of the Shareholders or until their respective successors shall be elected and qualified.

     2.   To ratify the appointment of Stirtz Bernards Boyden
          Surdel & Larter, P.A. as the independent auditors of the Company for the fiscal year ending June 30, 2004, and

     3. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set November 14, 2003, as the record date for the meeting. This means that shareholders of Company common stock, par value $.10 per share at the close on that date are entitled to (1) receive notice of the meeting and (2) vote at the meeting and any adjournments or postponements of the meeting. We will make available a list of shareholders of the Company entitled to vote at the meeting for inspection during normal business hours from December 9, 2003 through December 31, 2003, at the offices of Stinar HG, Inc., 3255 Sibley Memorial Highway, Eagan, Minnesota. This list will also be available at the meeting.


S/s Robert B. Gregor
By Order of the Board of Directors
Robert B. Gregor

Secretary

Apple Valley, Minnesota
November  25,  2003



TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THE PURPOSE. IF A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.







                      OAKRIDGE HOLDINGS, INC.
                      4810 120TH Street West
                Apple Valley, Minnesota  55124-8628

                          PROXY STATEMENT
                FOR ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD JANUARY 5, 2004

     The Board of Directors of Oakridge Holdings, Inc. (the "Company") furnishes you with this Proxy Statement to solicit proxies on its behalf to be voted at the 2003 Annual Meeting of Shareholders of the Company. The meeting will be held on Monday, January 5, 2004 at 11:00 a.m., local time, or at any adjournments or postponements of the Annual Meeting. The Annual Meeting will be held at the law firm of Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN. The proxies also may be voted at any adjournments or postponements of the meeting.

     A shareholder can revoke a proxy by any one of the following three actions: giving written notice to the Secretary of the Company, delivering a later dated proxy or voting in person at the meeting. The mailing address of the principal executive office of the Company is located at 4810-120th Street West, Apple Valley, MN 55124. The date this Proxy Statement is first being mailed or given to shareholders is November 25, 2003.

     The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of mails, certain directors, officers and employees of the Company may solicit proxies by telephone, telegram, electronic mail or personal contact, and have requested brokerage firms and custodians, nominees and other record holders to forward soliciting materials to the beneficial owners of stock of the Company. All properly executed written proxies delivered pursuant to this solicitation (and not revoked later) will be voted at the meeting in accordance with the directions given in this proxy. Below is a list of the different votes shareholders may cast at the meeting pursuant to this solicitation.

     - In voting on the election of five directors to serve until the 2004 Annual Meeting of Shareholders, shareholders may vote in one of three ways:
               (1)  in favor of all nominees,
               (2)  withhold votes as to all nominees, or
               (3)  withhold votes as to specific nominees.

     -    The ratification of the appointment of Stirtz Bernards
          Boyden Surdel & Larter, P.A. as independent auditors, shareholders may vote in one of the three following ways:
               (1)  in favor of the proposal,
               (2)  against the proposal, or
               (3)  abstain from voting on the proposal.

Shareholders should specify their choice on each matter on the enclosed proxy. If no instructions given, proxies which are signed and returned, will be voted FOR the election of all nominees, and FOR the proposal to ratify the appointment of Stirtz Bernards Boyden Surdel & Larter, P.A.

     Directors and all other proposals will require approval by a majority of the votes cast by the holders of the shares of Company common stock, par value $.10 per share (the "Common Stock") voting in person or by proxy at the meeting. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Thus, abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

     Only holders of Common Stock of record at the close of business on November 14, 2003, are entitled to vote at the meeting or adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Company Common Stock held. On the record date, 1,431,503 shares of the Company's Common Stock were issued and outstanding. The presence at the Annual Meeting, in person or by proxy, of the holders of twenty percent (20%) of the outstanding shares of Common Stock entitled to vote at the meeting is required for a quorum for the transaction of business. Holders of shares of Common Stock are not entitled to cumulate voting rights.

     THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE
APPROVAL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND
FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED IN THIS PROXY
STATEMENT.







                          PROPOSAL NO. 1

                       ELECTION OF DIRECTORS


Board of Directors:

     The By-laws of the Company provide that the Board of Directors (the "Board") will determine the number of directors. The Board has set its size at five. The Board has nominated the five individuals below to stand for election as directors of the Company at the Annual Meeting.

     Should any of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may designate substitute nominees. If that occurs, the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of the substitute nominee or nominees.

Recommendation of the Board of Directors Concerning the Election of Directors

     The Board of Directors of the Company recommends a vote For Robert Harvey, Robert Gregor, Hugh McDaniel, Pamela Whitney and Robert Lindman to hold office until the 2004 Annual Meeting of Shareholders. Proxies received by the Board of Directors will be voted FOR all of the nominees unless shareholders specify a contrary choice in their proxy.



Information about Nominees

     The following information has been furnished to the Company, as of November 25, 2003, by the persons who have been nominated by the Board to serve as directors for the ensuing year.


Nominees for Election  Age  Principal Occupation   Director Since

Robert C. Harvey       52   Chairman of the Board        1992
                            and Chief Executive
                            Officer of the
                            Company's wholly
                            owned subsidiaries.

Robert B. Gregor       52   V.P. Sales and               1993
                            Marketing of the
                            Company's wholly
                            owned subsidiary.

Hugh McDaniel          64   Real Estate Broker           1992

Pamela Whitney         51   Phillips 66,                 2003
                            Inventory Exchange
                            Supervisor, CPA

Robert Lindman         60   Retired, former owner        2003
                            of Golden Triangle
                            Forms Co.



Other Information about Nominees

     Except as indicated below, there has been no change in the principal occupation or employment of the nominees during the past five years.

     Mr. Harvey has been the Chairman of the Board and Chief
Executive Officer of the Company since November 1992, and Chairman and CEO/President of Oakridge Cemeteries and Stinar HG, Inc.

     Mr. Gregor has been V.P. of Marketing and Sales for Stinar
H.G. Inc., since January 1, 1999, and prior to joining Stinar HG,
Inc. he was Senior Account Executive at E.F. Johnson Company since
1993.

     Mr. McDaniel is retired Commander of the United States Naval
Reserves and has been a residential real estate broker since 1973.

     Ms. Pamela Whitney has been an Inventory Exchange Supervisor at Phillips 66 since 2000, and prior to joining Phillips 66 was at the CPA firm of Kilpatrick, Luster & Co., PLLC.

     Mr. Robert Lindman is retired, and before retiring in 2000 was the sole owner of Golden Triangle Forms Company which he owned for 30 years.

Information about the Board and its Committees

     The business and affairs of the Company are managed by the Board, which met one time in person and once by telephone during the fiscal year ended June 30, 2003. All of the directors attended all meetings of the Board. The Board of Directors has established three committees: the Compensation Committee, the Corporate Governance Committee and the Audit Committee, each of which is briefly described below. The Board of Directors has no other committees.

Compensation Committee

     The Compensation Committee reviews and approves the Company's compensation philosophy and programs covering executive officers and key management employees. The Committee also determines compensation of officers and senior employees of the Company (other than the Chief Executive Officer) and makes recommendations to the Board of Directors concerning the compensation of the Chief Executive Officer of the Company. The Compensation Committee also determines any grants of stock or stock options. The Compensation Committee did not meet in fiscal year 2003. The Company's Compensation Committee currently consists of Robert Gregor, Pamela Whitney and Robert Lindman.

Corporate Governance Committee

     The Corporate Governance Committee addresses all matters of corporate governance, evaluates qualifications and candidates for positions on the Board, evaluates the performance of the Chief Executive Officer, and the Board, and reviews succession plans and senior management performance. The Corporate Governance Committee did not meet in fiscal year 2003. The Company's Corporate Governance Committee currently consists of Robert Lindman, Pamela Whitney and Hugh McDaniel.

Audit Committee

     The Audit Committee meets with management to review the scope and results of audits performed by the Company's independent accountants. The Committee also meets with the independent auditors and with appropriate Company financial personnel about internal controls and financial reporting. The Committee is the agent of the Board of Directors in assuring the adequacy of the Company's financial, accounting and reporting control processes. The Committee is also responsible for recommending to the Board of Directors the appointment of the Company's independent accountants. The Audit Committee met once in fiscal year 2003 by telephone. The Company's Audit Committee currently consists of Robert Harvey, Pamela Whitney, and Hugh McDaniel. The Company's Board of Directors will follow the advice of the Audit Committee on transactions the could have the potential appearance of not being at arms length transaction.

Direction Compensation

     Each non-employee director of the Company is paid a $500 annual retainer fee, plus $200 per meeting attended in person, and all out-of-pocket expenses incurred on behalf of the Company are reimbursed.

Certain Relationships and Related Transactions

     In the ordinary course of business, we may from time to time engage in transactions with other corporations or individuals whose officers or directors are also directors of the Company. In all cases, these transactions are conducted on an arm's length basis, and none of the transactions require more specific disclosure under applicable SEC rules and regulations.


Principal Shareholders and Beneficial Ownership of Management

     The following table sets forth information regarding beneficial ownership of Company Common Stock by each person who is a beneficial owner of more than 5% of the Common Stock issued and outstanding, by each executive officer named in the Summary Compensation Table, by each director and nominee and all officers and directors as a group. The address for all executive officers and directors of the Company is the Company's business address.




Name                          Number of shares          Percent of
                              beneficially              Class
                              owned(1)(2)


Robert C. Harvey              411,329(3)                24.3%

Robert B. Gregor              197,689(4)                11.7%

Hugh McDaniel                   5,100                     .3%

Pamela Whitney                --                          --

Robert Lindman                --                          --

Jerry Kenline                 210,000(5)                12.4%

All directors and executive   614,118                   36.3%
Officers as a group (5
persons)



(1)Unless otherwise noted, all shares shown are held by persons possessing sole voting and investment power with respect to such shares.

(2)Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member or a group to acquire them within 60 days are treated as outstanding only when determining the amount and percent owned by such person or group.

(3)Includes 50,307 shares held by Mr. Harvey's wife and children in which Mr. Harvey may be deemed to share voting and investment power, but as to which he disclaims beneficial ownership.
  Includes 110,000 shares that could be acquired upon conversion of a convertible subordinated debenture.

(4)Includes 8,125 shares held by Mr. Gregor's wife and children, to which Mr. Gregor may be deemed to share voting an investment power, but as to which he disclaims beneficial ownership. Also 112,564 are held jointly by Mr. Gregor and his wife. Includes 50,000 shares that could be acquired upon exercise of an option and the conversion of the convertible subordinated debenture.

(5)175,000 of the 213,000 shares total listed in the table are shares that could be acquired upon exercise of the convertible subordinated debenture.




Executive Compensation and Other Benefits

Summary of Cash and Certain Other Compensation

     The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and each of the other most highly compensated Executive Officers of the Company receiving remuneration exceeding $100,000 in 2003.

                    SUMMARY COMPENSATION TABLE

                        Annual Compensation

     Name and                                   Other Annual
Principal Position  Year    Salary     Bonus    Compensation

Robert C. Harvey(1) 2003   $189,000      -           -
Chairman of the     2002   $180,000      -           -
 Board and Chief    2001   $180,000   $22,500        -
 Executive Officer

Robert B. Gregor(2) 2003   $121,899      -          $260
Secretary and       2002   $130,946      -          $283
 Vice President     2001   $147,487      -           -

(1)Mr. Harvey was employed by the Company as Chairman of the Board and Chief Executive Officer in November 1992.

(2)Mr. Gregor was employed by the Company as Vice President of Marketing and sales in January 1, 1999.




Option Grants and Exercises

  The Company did not grant options to the executive officers named in the Summary Compensation Table.



                                AGGREGATE OPTION
                          EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                         Number of Shares         Value of Unexercised
                                      Underlying Unexercised      In-The-Money Options
                                    Options at Fiscal Year-End   At Fiscal Year-End(1)

Name               Shares   Value   Exercisable Unexercisable  Exercisable  Unexercisable
                  Acquired Realized
                     On
                  Exercise

Robert C. Harvey     -        -          -            -            $-            $-

Robert B. Gregor     -        -       10,000          -            $-            $-



(1)Value is based on the difference between the per share average bid and asked prices of the Company's Common Stock on June 30, 2003 ($ .47 per share) and the exercise price of the options. At
June 30, 2003, all options were out-of-the-money.

Employment Agreements

     The Company has a four-year employment contract with Mr. Harvey, the Chairman and Chief Executive Officer of the Company, effective July 1, 2000. Under the agreement, Mr. Harvey is to receive annual compensation of $180,000, with annual adjustments of 5% yearly and any incentive bonus to be decided by the board of directors.




PROPOSAL NO. 2 -- RELATIONSHIP WITH AND APPOINTMENT OF INDEPENDENT
                             AUDITORS

     The Board of Directors has selected Stirtz Bernard Boyden Surdel & Larter, P.A., independent auditors, to audit the financial statements of the Company for the year ending June 30, 2004 and recommends that the shareholders vote for confirmation of such selection. Confirmation will require the affirmative vote by holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter.

     Representatives of Stirtz Bernard Boyden Surdel & Larter, P.A. are expected to be present at the Annual Meeting with opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF STIRTZ BERNARD BOYDEN SURDEL & LARTER, P.A. AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2004.

      SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish the Company with copies of all Section 16(a) forms they file.

     To the company's knowledge based solely on our review of the forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and persons who own more than 10% of our common stock were complied with in fiscal year 2003.

Audit Committee Report

     The Audit Committee of the Board of Directors consists of three members, of which Hugh McDaniel and Pamela Whitney are independent and Robert Harvey is not an independent director (as that term is defined in Rule 4200(a) of the National Association of Securities Dealers' Marketplace Rules).

     The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The Board of Directors of the Company has not adopted a written charter of its Audit Committee.

     Management has primary responsibility for the Company's financial statements and the overall reporting process, including its system of internal controls. Stirtz Bernards Boyden Surdel & Larter, P.A., the Company's independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flow under generally accepted accounting principles.

     In fulfilling its responsibilities for the review of the Audited Consolidated Financial Statements for the year ended June
30, 2003, the Audit Committee:

Reviewed and discussed the audited consolidated financial statements for the year ended June 30, 2003 with management and Stirtz Bernards Boyden Surdel & Larter, P.A.

Discussed with Stirtz Bernards Boyden Surdel & Larter, P.A. the matters required to be discussed in Statement of Auditing Standards No. 61 regarding communication with audit committees.

Received written disclosure and the letter from Stirtz Bernards
Boyden Surdel & Larter, P.A. required by Independence Standards
Board No. 1 and have discussed with the auditors the auditor's independence.

Based upon this review, the Audit Committee recommended to the full Board of Directors that the Audited Consolidated Financial
Statements to be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2003 filed with the Securities and Exchange Commission.


                        THE AUDIT COMMITTEE

  ROBERT HARVEY            PAMELA WHITNEY           HUGH MCDANIEL





Audit Fees

Aggregate fees for professional services rendered for the Company by Stirtz Bernards Boyden Surdel & Larter, P.A. for the years ended June 30, 2003, and 2002, were:

                                               2003         2002

Audit Fees                                  $46,070      $42,555
Audit-Related Fees                                             -
                                                  -
Tax Fees                                                       -
                                                  -
All Other Fees                                                 -
                                                  -
     Total                                  $46,070      $42,555


     The Audit Fees for the years ended June 30, 2003, and 2002, were for professional services in connection with the audits of the consolidated financial statements of the Company and Securities and Exchange quarterly (10-QSB) and yearly filings (10-KSB).

The de minimis exception was not used for any fees paid to by Stirtz Bernards Boyden Surdel & Larter, P.A.

The Audit Committee has considered whether the provision of the above services other than audit services is compatible with maintaining by the independence of Stirtz Bernards Boyden Surdel & Larter, P.A.

Preapproval Policies and Procedures

Rules adopted by the Securities and Exchange Commission in order to implement requirements of the Sarbanes-Oxley Act of 2002 require public company audit committees to pre-approve audit and non-audit services. All auditing services and non-audit services provided by Stirtz Bernards Boyden Surdel & Larter, P.A. must be preapproved by the Audit Committee. The non-audit services specified in Section 10A(g) of the Securities Exchange Act of 1934 may not be provided by Stirtz Bernards Boyden Surdel & Larter, P.A.

In addition, our Audit Committee has adopted policies and procedures pursuant to which audit, audit-related and tax services, and all permissible non-audit services, are pre-approved by category of service. The policies require the Audit Committee to be informed of each service, and the policies do not include any delegation of the Audit Committee's responsibilities to management.

           SHAREHOLDER PROPOSAL FOR 2004 ANNUAL MEETING

     The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's annual meeting for the fiscal year ending June 30, 2004, is expected to be held on or about December 31, 2004, and proxy materials in connection with that meeting are expected to be mailed on or about November 15, 2004. Except as indicated below, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or about July 25, 2004 for inclusion in the proxy statement for the Company's 2004 annual meeting. Any other shareholder proposal must be received by the Company at its principal executive office no later than October 11, 2004 in order to be presented at the 2004 annual meeting of shareholders.

                         OTHER MATTERS

     The management of the Company knows of no matter other than the foregoing to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card will have a discretionary authority to vote on the proposal.

     Under Minnesota law, each item of business properly presented at a meeting of shareholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item on business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. A shareholder who submits votes by proxy (including, in the case of shares held in street name, votes directly by brokers at their discretion on certain non-controversial matters) but does not vote on a specific item of business is not considered to be present and entitled to vote with respect to such item of business. On the other hand, a shareholder who specifically abstains with respect to an item of business but otherwise gives a proxy authority to vote on the shareholder's behalf will be counted as being present and entitled to vote on such item even though the proxy may not be voted on such item on the shareholder's behalf.

                           MISCELLANEOUS

     THE ANNUAL REPORT OF THE COMPANY FOR THE YEAR ENDED JUNE 30, 2003 IS ENCLOSED HEREWITH. SHAREHOLDERS MAY RECEIVE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, INCLUDING FINANCIAL STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO: CORPORATE SECRETARY, OAKRIDGE HOLDINGS, INC. 4810-120th STREET WEST, APPLE VALLEY, MINNESOTA 55124-8628

By Order of the Board of Directors
s/s Robert Gregor
Robert Gregor
Secretary

November 25, 2003